Exhibit 99.1

AMERICAN MEDIA, INC. TO HOLD EARNINGS CONFERENCE CALL
ON NOVEMBER 18, 2014 TO DISCUSS RESULTS FOR THE THREE AND
SIX MONTH PERIODS ENDED SEPTEMBER 30, 2014

NEW YORK, November 13, 2014 /PRNewswire/ - American Media, Inc. (AMI) today announced that it will hold an earnings conference call on November 18, 2014 at 4:00 p.m. EST to discuss the financial results for the three and six month periods ended September 30, 2014. AMI's Quarterly Report on Form 10-Q for the three and six month periods ended September 30, 2014 will be filed with the Securities and Exchange Commission tomorrow.

Conference call details are as follows:
Date: Tuesday, November 18, 2014
Time: 4:00 p.m. EST
Call-In Number: (877) 293-9442/ (630) 343-1248
Reservation Number: 3478
A telephonic replay of the conference call has been arranged to be available from Tuesday, November 18, 2014 at 6:00 p.m. EST through 6:00 pm EST on Tuesday, December 2, 2014.  To access the replay, please call: (866) 873-8511/ (630) 343-1245 and reference reservation number: 3478.

About American Media, Inc.
American Media, Inc. (AMI) owns and operates the leading print and digital celebrity and health & fitness media brands in the United States. AMI’s titles include National Enquirer, Star, OK!, Globe, National Examiner, Soap Opera Digest, Shape, Fit Pregnancy, Natural Health, Men’s Fitness, Muscle & Fitness, Flex and Muscle & Fitness Hers. AMI also manages 17 different digital sites including RadarOnline.com, OKmagazine.com, Shape.com, FitPregnancy.com, MensFitness.com and MuscleandFitness.com. AMI’s magazines have a combined total circulation of 5.9+ million and reach more than 53 million men and women each month. AMI’s digital properties reach an average of 46+ million unique visitors and 342+ million page views monthly.

Contact:
Christopher V. Polimeni
Executive Vice President and Chief Financial Officer
American Media, Inc.
212.545.4829

1